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                                                                    EXHIBIT 23.1


                          INDEPENDENT AUDITOR'S CONSENT


                                ERNST & YOUNG LLP

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-_______) and related Prospectus of Genetronics Biomedical Ltd. for the registration of 1,000,000 shares of its common stock and to the incorporation by reference therein of our report dated May 3, 2000, with respect to the consolidated financial statements of Genetronics Biomedical Ltd. included in its Annual Report (Form 10-K) for the year ended March 31, 2000, filed with the Securities and Exchange Commission.


                                        /s/ ERNST & YOUNG LLP

                                        ERNST & YOUNG LLP



Vancouver, Canada
February 16, 2001



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